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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 9, 2001 relating to the financial statements, which appears in Interneuron Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 4, 2002